===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 DATE OF REPORT (Date of earliest event reported):            NOVEMBER 18, 1998



                            THE MEN'S WEARHOUSE, INC.
               (Exact name of registrant as specified in charter)


         TEXAS                      000-20036                        74-1790172
(State of Incorporation)      (Commission File No.)     (I.R.S. Employer Identification No.)



         5803 GLENMONT DRIVE
           HOUSTON, TEXAS                                      77081
(Address of Principal Executive Offices)                     (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 592-7200



===============================================================================

ITEM 5.  OTHER EVENTS.

         On November 18, 1998, The Men's Wearhouse, Inc., a Texas corporation (the "Company"), entered into a Combination Agreement (the "Combination Agreement") with Golden Moores Company, a Nova Scotia, Canada unlimited liability company and a wholly owned subsidiary of the Company ("Canco"), Moores Retail Group Inc., a New Brunswick, Canada corporation ("Moores"), and the shareholders of Moores signatory thereto (collectively, the "Shareholders"). Under the terms of the Combination Agreement, Moores will be merged with Canco, and the Shareholders and employees of Moores who hold certain options to purchase a class of Moores capital stock (collectively, the "Optionholders") will receive, based on certain adjustments, between 2.50 and 2.75 million shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), in exchange for all of the outstanding capital stock of Moores.

         Pursuant to the Combination Agreement, Moores will be restructured so that Canco will own the only outstanding common stock of Moores. The Shareholders and Optionholders will exchange their shares of capital stock of Moores and their options for a new class of exchangeable shares (the "Exchangeable Shares") of Moores. Except to the extent required by the laws of the Province of New Brunswick, the only rights of the Exchangeable Shares will be to permit the holders thereof to exchange each Exchangeable Share for a share of the Company Common Stock and to receive dividends on the Exchangeable Shares in an amount equal to dividends, if any, paid on the Company Common Stock. Each Exchangeable Share will also have the right, under the terms of one share of special voting preferred stock to be issued by the Company, to cast a vote equivalent to the vote of one share of the Company Common Stock on each matter submitted to the holders of the Company Common Stock for a vote.

         In connection with the closing of this transaction, Moores' existing indebtedness of approximately $90 million (Canadian dollars) must be repaid. The Company has the resources under its existing credit facility to borrow sufficient funds to loan to Moores to allow Moores to repay this debt. However, the Company may also enter into an additional credit facility to fund the repayment of Moores' debt.

         The combination is subject to various conditions, including the receipt of all required regulatory approvals. Although there can be no assurance that the combination will close, the Company currently anticipates that the acquisition will be consummated shortly after the receipt of such regulatory approvals and the satisfaction of the remaining conditions set forth in the Combination Agreement.

         The description of the terms and provisions of the Combination Agreement in this report are qualified in their entirety by reference to the Combination Agreement that is incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 30, 1998 and is hereby incorporated herein by reference. A copy of the press release announcing the signing of the Combination Agreement is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)      Pro Forma Financial Information.

                  The following pro forma financial information is included in Appendix A hereto and filed herewith:

                           Pro Forma Combined Financial Statements - Basis of Presentation

                           Pro Forma Combined Balance Sheet at October 31, 1998

                           Pro Forma Combined Statements of Net Earnings:

                                    For the Year Ended January 31, 1998
                                    For the Nine Months Ended October 31, 1998
                                    For the Nine Months Ended November 1, 1997

                           Notes to Pro Forma Combined Financial Statements

         (c)      Exhibits.

          2.1     -   Combination Agreement dated November 18, 1998, by and
                      between The Men's Wearhouse, Inc., Golden Moores Company,
                      Moores Retail Group Inc. and the Shareholders of Moores
                      Retail Group signatory thereto (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange
                      Commission on December 30, 1998).

          4.1     -   Registration Rights Agreement dated as of November 18,
                      1998, by and among The Men's Wearhouse, Inc. and Marpro
                      Holdings, Inc., MGB Limited Partnership, Capital
                      D'Amerique CDPQ Inc., Cerberus International, Ltd., Ultra
                      Cerberus Fund, Ltd., Styx International Ltd., The Long
                      Horizons Overseas Fund Ltd., The Long Horizons Fund, L.P.
                      and Styx Partners, L.P. (incorporated by reference from Exhibit 4.13 to the Company's Registration Statement on
                      Form S-3 filed with the Securities and Exchange Commission on December 30, 1998).

         99.1     -   Press Release of the Company dated November 18, 1998,
                      announcing the signing of the Combination Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE MEN'S WEARHOUSE, INC.



Dated: December 30, 1998                /s/ GARY CKODRE
                                      -----------------------------------------
                                            Gary Ckodre
                                       Vice President - Finance

                                   APPENDIX A

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                           (UNAUDITED, IN THOUSANDS)

     The unaudited pro forma combined financial statements give effect to the proposed combination of The Men's Wearhouse, Inc. (Men's Wearhouse) and Moores Retail Group Inc. (Moores) under the pooling of interests method of accounting. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of Men's Wearhouse and of Moores. The unaudited pro forma combined balance sheet assumes that the proposed combination was consummated on October 31, 1998 and combines the Men's Wearhouse and Moores October 31, 1998 consolidated balance sheets. The unaudited pro forma combined balance sheet includes adjustments which give effect to events that are directly attributable to the transaction. The unaudited pro forma combined statements of earnings for the nine months ended October 31, 1998 and November 1, 1997 and for the year ended January 31, 1998 assume that the proposed combination was consummated on February 2, 1997 and have been prepared by combining the historical results of Men's Wearhouse and Moores for such periods. Moores commenced operations on December 23, 1996 and reported a net loss of U.S. $96 for the 40 day period from December 23, 1996 to January 31, 1997. No pro forma combined statements of earnings have been presented for years prior to fiscal 1997 because the effect of the proposed combination on such statements is not significant.

     Nonrecurring charges totaling $4,927, net of a $219 tax benefit, which result directly from the transaction and which are expected to be included in the results of operations of Men's Wearhouse within the twelve months succeeding the transaction have been excluded from the unaudited pro forma combined statements of earnings. In addition, an extraordinary charge of approximately $3,058, net of a $1,534 tax benefit, relating to refinancing certain Moores debt has not been reflected. The effect of these nonrecurring and extraordinary charges have, however, been reflected in the pro forma adjustments to retained earnings in the pro forma combined balance sheet.

     The historical consolidated financial statements of Moores included in the pro forma combined balance sheets and statements of earnings are stated in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States. The exchange rates used in translating the historical Canadian currency financial statements of Moores reflect the current exchange rate as of the balance sheet date and the weighted average exchange rates for the periods presented in the statements of earnings. The cumulative translation adjustments are reported as a separate component of shareholders' equity. The historical statements of earnings for Moores included in the pro forma combined statements of earnings do not reflect earnings per share data since Moores, as a privately owned company, has not reported such data.

     All share and per share data reflected in the historical Men's Wearhouse statements of earnings have been adjusted to give effect to a 50% stock dividend effected on June 2, 1998.

     The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions based on information currently available. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial positions or the results that actually would have been realized had the entities been a single entity during the periods presented.

     Under the terms of the proposed combination, Men's Wearhouse will be required to issue 2,500,000 shares of its common stock to the existing shareholders and optionholders of Moores. However, depending on the market price of Men's Wearhouse common stock for a specified period prior to closing, the number of shares to be issued may increase to a maximum of 2,750,000.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 31, 1998
                          (UNAUDITED -- IN THOUSANDS)

                                          AS REPORTED
                                -------------------------------                                        ADJUSTMENTS     ADJUSTED
                                  MEN'S                                   PRO FORMA    PRO FORMA           FOR        PRO FORMA
                                WEARHOUSE    MOORES     TOTAL            ADJUSTMENTS   COMBINED        REFINANCING     COMBINED
                                ---------   --------   --------          -----------   ---------       -----------   ------------
                                            (U.S. $)
ASSETS
CURRENT ASSETS:
  Cash........................  $  5,910    $ 1,696    $  7,606            $           $  7,606         $              $  7,606
  Inventories.................   275,215     38,482     313,697                         313,697                         313,697
  Other current assets........    13,596      3,057      16,653                          16,653    (2)       511         17,164
                                --------    -------    --------            -------     --------         --------       --------
        Total current
          assets..............   294,721     43,235     337,956                         337,956              511        338,467
PROPERTY AND EQUIPMENT, NET...    96,434     10,430     106,864                         106,864                         106,864
OTHER ASSETS, NET.............    24,683     25,109      49,792      (1)      (246)      49,546    (2)    (2,941)        46,605
                                --------    -------    --------            -------     --------         --------       --------
        TOTAL.................  $415,838    $78,774    $494,612            $  (246)    $494,366         $ (2,430)      $491,936
                                ========    =======    ========            =======     ========         ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving debt..............  $           $10,521    $ 10,521            $           $ 10,521    (2)  $(10,521)      $
  Current portion of long-term
    debt......................                3,403       3,403                           3,403    (2)    (3,403)
  Accounts payable and accrued
    expenses..................    96,054     14,123     110,177      (1)      (314)     109,863                         109,863
  Income taxes payable........       837        660       1,497      (1)      (219)       1,278                           1,278
                                --------    -------    --------            -------     --------         --------       --------
        Total current
          liabilities.........    96,891     28,707     125,598               (533)     125,065          (13,924)       111,141
LONG-TERM DEBT................    32,750     44,672      77,422      (1)     3,912       81,334    (2)    15,575         96,909
OTHER LIABILITIES.............     7,089        264       7,353                           7,353    (2)    (1,023)         6,330
                                --------    -------    --------            -------     --------         --------       --------
        Total liabilities.....   136,730     73,643     210,373              3,379      213,752              628        214,380
                                --------    -------    --------            -------     --------         --------       --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock.............
  Common stock................       348      1,708       2,056      (3)    (1,683)         373                             373
  Capital in excess of par....   148,264                148,264   (1)(3)     2,985      151,249                         151,249
  Retained earnings...........   131,490      3,786     135,276      (1)    (4,927)     130,349    (2)    (3,058)       127,291
                                --------    -------    --------            -------     --------         --------       --------
        Total.................   280,102      5,494     285,596             (3,625)     281,971           (3,058)       278,913
  Currency translation
    adjustment................                 (363)       (363)                           (363)                           (363)
  Treasury stock, at cost.....      (994)                  (994)                           (994)                           (994)
                                --------    -------    --------            -------     --------         --------       --------
        Total shareholders'
          equity..............   279,108      5,131     284,239             (3,625)     280,614           (3,058)       277,556
                                --------    -------    --------            -------     --------         --------       --------
        TOTAL.................  $415,838    $78,774    $494,612            $  (246)    $494,366         $ (2,430)      $491,936
                                ========    =======    ========            =======     ========         ========       ========

              See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                       FOR THE YEAR ENDED JANUARY 31, 1998
               (UNAUDITED -- IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      AS REPORTED
                                            -------------------------------
                                              MEN'S                                 PRO FORMA   PRO FORMA
                                            WEARHOUSE    MOORES     TOTAL          ADJUSTMENTS  COMBINED
                                            ---------   --------   --------        -----------  ---------
                                                        (U.S. $)
Net sales.................................  $631,110    $131,414   $762,524                     $762,524
Cost of goods sold, including buying and
  occupancy costs.........................   388,517      82,751    471,268                      471,268
                                            --------    --------   --------         ----------  --------
Gross margin..............................   242,593      48,663    291,256                      291,256
Selling, general and administrative
  expenses................................   191,063      35,296    226,359                      226,359
                                            --------    --------   --------         ----------  --------
Operating income..........................    51,530      13,367     64,897                       64,897
Interest expense, net.....................     2,366       7,234      9,600                        9,600
                                            --------    --------   --------         ----------  --------
Earnings before income taxes..............    49,164       6,133     55,297                       55,297
Provision for income taxes................    20,281       4,065     24,346                       24,346
                                            --------    --------   --------         ----------  --------
Net earnings..............................  $ 28,883    $  2,068   $ 30,951                     $ 30,951
                                            ========    ========   ========         ==========  ========
Assuming issuance of 2,500 shares:
------------------------------------------
Net earnings per share --
  Basic...................................  $   0.89               $   0.89                     $   0.89
                                            ========               ========                     ========
  Diluted.................................  $   0.87               $   0.87                     $   0.87
                                            ========               ========                     ========
Weighted average shares outstanding --
  Basic...................................    32,345                 32,345   (4)        2,500    34,845
                                            ========               ========         ==========  ========
  Diluted.................................    35,384                 35,384   (4)        2,500    37,884
                                            ========               ========         ==========  ========
Assuming issuance of 2,750 shares:
------------------------------------------
Net earnings per share --
  Basic...................................  $   0.89               $   0.89                     $   0.88
                                            ========               ========                     ========
  Diluted.................................  $   0.87               $   0.87                     $   0.86
                                            ========               ========                     ========
Weighted average shares outstanding --
  Basic...................................    32,345                 32,345   (4)        2,750    35,095
                                            ========               ========         ==========  ========
  Diluted.................................    35,384                 35,384   (4)        2,750    38,134
                                            ========               ========         ==========  ========

              See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS

                   FOR THE NINE MONTHS ENDED OCTOBER 31, 1998
                (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      AS REPORTED
                                            -------------------------------
                                              MEN'S                             PRO FORMA   PRO FORMA
                                            WEARHOUSE    MOORES     TOTAL      ADJUSTMENTS  COMBINED
                                            ---------   --------   --------    -----------  ---------
                                                        (U.S. $)
Net sales.................................  $504,450    $ 94,682   $599,132                 $599,132
Cost of goods sold, including buying and
  occupancy costs.........................   311,432      59,002    370,434                  370,434
                                            --------    --------   --------     ----------  --------
Gross margin..............................   193,018      35,680    228,698                  228,698
Selling, general and administrative
  expenses................................   153,910      25,863    179,773                  179,773
                                            --------    --------   --------     ----------  --------
Operating income..........................    39,108       9,817     48,925                   48,925
Interest expense, net.....................     1,674       5,310      6,984                    6,984
                                            --------    --------   --------     ----------  --------
Earnings before income taxes..............    37,434       4,507     41,941                   41,941
Provision for income taxes................    15,442       2,693     18,135                   18,135
                                            --------    --------   --------     ----------  --------
Net earnings before extraordinary item....  $ 21,992    $  1,814   $ 23,806                 $ 23,806
                                            ========    ========   ========     ==========  ========
Assuming issuance of 2,500 shares:
------------------------------------------
Net earnings before extraordinary item per
  share --
  Basic...................................  $   0.66               $   0.66                 $   0.66
                                            ========               ========                 ========
  Diluted.................................  $   0.64               $   0.64                 $   0.64
                                            ========               ========                 ========
Weighted average shares outstanding --
  Basic...................................    33,517                 33,517   (4)    2,500    36,017
                                            ========               ========     ==========  ========
  Diluted.................................    36,261                 36,261   (4)    2,500    38,761
                                            ========               ========     ==========  ========
Assuming issuance of 2,750 shares:
------------------------------------------
Net earnings before extraordinary item per
  share --
  Basic...................................  $   0.66               $   0.66                 $   0.66
                                            ========               ========                 ========
  Diluted.................................  $   0.64               $   0.64                 $   0.64
                                            ========               ========                 ========
Weighted average shares outstanding --
  Basic...................................    33,517                 33,517   (4)    2,750    36,267
                                            ========               ========     ==========  ========
  Diluted.................................    36,261                 36,261   (4)    2,750    39,011
                                            ========               ========     ==========  ========

             See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF EARNINGS

                   FOR THE NINE MONTHS ENDED NOVEMBER 1, 1997
               (UNAUDITED -- IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   AS REPORTED
                                         -------------------------------
                                           MEN'S                             PRO FORMA    PRO FORMA
                                         WEARHOUSE    MOORES     TOTAL      ADJUSTMENTS   COMBINED
                                         ---------   --------   --------    -----------   ---------
                                                     (U.S. $)
Net sales..............................  $410,867    $92,402    $503,269                  $503,269
Cost of goods sold, including buying
  and occupancy costs..................   256,104     58,129     314,233                   314,233
                                         --------    -------    --------       -----      --------
Gross margin...........................   154,763     34,273     189,036                   189,036
Selling, general and administrative
  expenses.............................   127,508     24,184     151,692                   151,692
                                         --------    -------    --------       -----      --------
Operating income.......................    27,255     10,089      37,344                    37,344
Interest expense, net..................     1,824      5,478       7,302                     7,302
                                         --------    -------    --------       -----      --------
Earnings before income taxes...........    25,431      4,611      30,042                    30,042
Provision for income taxes.............    10,490      2,550      13,040                    13,040
                                         --------    -------    --------       -----      --------
Net earnings...........................  $ 14,941    $ 2,061    $ 17,002                  $ 17,002
                                         ========    =======    ========       =====      ========
Assuming issuance of 2,500 shares:
---------------------------------------
Net earnings per share --
  Basic................................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
  Diluted..............................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
Weighted average shares outstanding --
  Basic................................    32,089                 32,089    (4)2,500        34,589
                                         ========               ========       =====      ========
  Diluted..............................    35,123                 35,123    (4)2,500        37,623
                                         ========               ========       =====      ========
Assuming issuance of 2,750 shares:
---------------------------------------
Net earnings per share --
  Basic................................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
  Diluted..............................  $   0.47               $   0.47                  $   0.49
                                         ========               ========                  ========
Weighted average shares outstanding --
  Basic................................    32,089                 32,089    (4)2,750        34,839
                                         ========               ========       =====      ========
  Diluted..............................    35,123                 35,123    (4)2,750        37,873
                                         ========               ========       =====      ========

              See Notes to Pro Forma Combined Financial Statements.

                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                            (UNAUDITED, IN THOUSANDS)

     The pro forma combined financial statements as of October 31, 1998 and for the nine months ended October 31, 1998 and November 1, 1997 and for the year ended January 31, 1998 include the following adjustments to reflect the combination as a pooling of interests and the concurrent debt refinancing:

     1. To record the estimated transaction costs to complete the combination of Men's Wearhouse and Moores under pooling of interests accounting. The costs, which primarily relate to investment banking fees, professional fees, contract termination payments and unamortized stock option compensation expenses, are currently estimated to be approximately $4,927, net of a tax benefit of $219, and are reflected as a reduction in retained earnings in the accompanying balance sheet. These costs are not reflected in the pro forma combined statements of earnings.

     2. To adjust the pro forma combined balance sheet for the effects of refinancing approximately $60 million of existing Moores debt as of October 31, 1998 as follows:

     Revolving debt refinanced with long-term debt...............  $10,521
     Current portion of long-term debt refinanced with long-term
       debt......................................................    3,403
     Prepayment penalty from early retirement of long-term
       debt......................................................    1,651
                                                                   -------
     Addition to long-term debt..................................  $15,575
                                                                   =======
     Write off of Moores historical deferred financing costs, net of tax of $907............................................  $ 2,034
     Prepayment penalty from early retirement of long-term debt,
       net of tax of $627........................................    1,024
                                                                   -------
     Adjustment to retained earnings.............................  $ 3,058
                                                                   =======

     The effects of the refinancing are not reflected in the pro forma combined statements of earnings.

     3. To adjust common stock and capital in excess of par value to reflect the issuance of 2,500,000 shares of Men's Wearhouse common stock to Moores shareholders and optionholders.

     4. Pro forma basic earnings per share is computed based on the weighted average number of common shares outstanding. Pro forma diluted earnings per share is computed based on the weighted average number of common shares plus the dilutive impact of options and convertible securities for each period after giving effect to the combination on a pooling of interests basis. Pro forma shares and earnings per share data is presented to reflect the issuance of a minimum of 2,500,000 shares and a maximum of 2,750,000 shares of Men's Wearhouse common stock.

                                INDEX TO EXHIBITS



         Number                           Exhibit
         ------                           -------

          99.1 Press Release of the Company dated November 18, 1998, announcing the signing of the Combination Agreement.